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                                                                      Exhibit 5

      [LETTERHEAD OF MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.]



                                                              January 27, 1997

Sparta Pharmaceuticals, Inc.
Pennsylvania Business Campus
Rock Plaza III
111 Rock Road
Horsham, Pennsylvania 19044-2310

Ladies and Gentlemen:

         We have acted as counsel to Sparta Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement"), with the Securities and Exchange Commission, pursuant to which the Company is registering the issuance of an aggregate of two million five hundred thousand (2,500,000) shares (the "Shares"), of its common stock, $.001 par value per share (the "Common Stock"), under the Securities Act of 1933, as amended. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

         In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation and Restated By-Laws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold, will be duly and validly issued, fully paid and non-assessable shares of the Company.

         Our opinion is limited to the General Corporation Law of the State of Delaware and the federal law of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Sparta Pharmaceuticals, Inc.
January 27, 1997
Page 2

         We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.


                                       Very truly yours,

                                       /s/ MINTZ, LEVIN, COHN, FERRIS,
                                           GLOVSKY AND POPEO, P.C.
                                       --------------------------------------
                                       MINTZ, LEVIN, COHN, FERRIS,
                                         GLOVSKY AND POPEO, P.C.